Exhibit 99.2

ASX Announcement

17 February 2026

Full Year 2025 Results webcast details

Coronado Global Resources Inc. (ASX: CRN) will report its Full Year 2025 Results on Tuesday 24 February 2026, commencing at 9.00am (AEST) / 10.00am (AEDT) | Monday 23 February at 6pm (EST). The presentation will be hosted by Mr. Douglas Thompson, Managing Director and Chief Executive Officer and Mr. Barrie van der Merwe, Group Chief Financial Officer.

WEBCAST DETAILS

Investors will be able to access the webcast via the following link: CRN Full Year 2025 Results Webcast

CONFERENCE CALL DETAILS

Alternatively, if you would like to join by telephone, please click on the link below to pre-register. CRN Full Year 2025 Teleconference

The webcast and presentation will be recorded and made available on Coronado Global Resources Inc. website shortly after the meeting.

This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc.

For further information please contact:

Investors	Media
Chantelle Essa	Helen McCombie
Vice President Investor Relations	Sodali &Co
P: +61 477 949 261	P: +61 411 756 248
E: cessa@coronadoglobal.com	E: helen.mccombie@sodali.com

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com